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As filed with the Securities and Exchange Commission on December 9, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TE CONNECTIVITY LTD. (Exact name of registrant as specified in its charter)	TYCO ELECTRONICS GROUP S.A. (Exact name of registrant as specified in its charter)
Switzerland (State or other jurisdiction of incorporation or organization)	Luxembourg (State or other jurisdiction of incorporation or organization)
98-0518048 (I.R.S. Employer Identification Number)	98-0518566 (I.R.S. Employer Identification Number)
Rheinstrasse 20 CH-8200 Schaffhausen, Switzerland +41 (0)52 633 66 61 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	17, Boulevard de la Grande Duchesse Charlotte L-1331 Luxembourg (352) 464-340-1 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John S. Jenkins, Jr.
Executive Vice President and General Counsel
TE Connectivity
1050 Westlakes Drive
Berwyn, PA 19312
(610) 893-9560
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Todd R. Chandler
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by the Registrants.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

Registered Shares

Warrants

Units

Debt Securities

Guarantees(3)

(1)
An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 (the "Securities Act"), the registrant is deferring payment of all of the registration fee.

(2)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)
Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for guarantees.

PROSPECTUS

TE CONNECTIVITY LTD.

REGISTERED SHARES
WARRANTS
UNITS
GUARANTEES

TYCO ELECTRONICS GROUP S.A.

DEBT SECURITIES
UNITS

        TE Connectivity Ltd. ("TE Connectivity") may from time to time offer to sell its registered shares, warrants or units. Warrants may be exercisable for registered shares of TE Connectivity or the debt securities described below. Units may include, be convertible into or exercisable or exchangeable for registered shares or warrants of TE Connectivity or the debt securities described below. TE Connectivity may from time to time issue guarantees of the debt securities as described below.

        Tyco Electronics Group S.A. ("TEGSA") may from time to time offer to sell its debt securities as well as units. The debt securities may consist of debentures, notes or other types of debt. The debt securities issued by TEGSA may be convertible or exchangeable for registered shares or other securities of TE Connectivity. The debt securities issued by TEGSA may also be investment grade. If the debt securities issued by TEGSA are either convertible or exchangeable or are not investment grade, such securities shall be fully and unconditionally guaranteed by TE Connectivity. Units may include, be convertible into or exercisable or exchangeable for its debt securities and registered shares or warrants of TE Connectivity.

        TE Connectivity and TEGSA may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. TE Connectivity and TEGSA will provide a specific plan of distribution for any securities to be offered in a supplement to this prospectus. TE Connectivity and TEGSA will provide specific terms of any securities to be offered in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        The principal executive offices of TE Connectivity are located at Rheinstrasse 20, CH-8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 (0)52 633 66 61. The principal executive offices of TEGSA are located at 17, Boulevard de la Grande Duchesse Charlotte, L-1331 Luxembourg, and its telephone number at that address is (352) 464-340-1.

        Investing in the securities involves risks. See "Risk Factors" on page 3 of this prospectus to read about factors you should consider before investing in the securities.

        None of the Securities and Exchange Commission, any state securities commission, nor any similar authority in Switzerland or Luxembourg, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is December 9, 2013

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that TE Connectivity and TEGSA have filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC's rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus, any prospectus supplement and any free writing prospectus we file with the SEC together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with the information in this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus, any supplement or any free writing prospectus we file with the SEC. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus to "we," "us" and "our" are to TE Connectivity and its consolidated subsidiaries, including TEGSA.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. Our filed reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

        The SEC also maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC. The address of such site is: http://www.sec.gov. Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

        Our Internet website is www.te.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish such materials to the SEC. In addition, we have posted the charters for our Audit Committee, Management Development and Compensation Committee and Nominating, Governance and Compliance Committee, as well as our Board Governance Principles, under the heading "Board of Directors" in the Investors section of our website. Our Internet website and the information contained in or linked to our Internet website are not incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. This prospectus incorporates by reference the documents set forth below, which TE Connectivity has filed with the SEC, and any future filings made by TE Connectivity and TEGSA with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that TE Connectivity discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K or exhibits relating to such disclosure that has been furnished or may from time to time be furnished to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

  •
  TE Connectivity's Annual Report on Form 10-K for the fiscal year ended September 27, 2013, filed on November 15, 2013;

  •
  TE Connectivity's Current Report on Form 8-K filed on November 25, 2013; and

  •
  The description of TE Connectivity's registered shares included in Exhibit 99.2 to TE Connectivity's Current Report on Form 8-K filed with the SEC on June 25, 2009, although the par value of our registered shares is now CHF 0.57 (approximately US$0.63) per share and the registered share capital is CHF 244,260,564.99 (approximately US$269,972,203.41).

        The information that we file later with the SEC will automatically update and in some cases supersede the information in this prospectus and the documents listed above.

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Corporate Secretary, TE Connectivity Ltd., 1050 Westlakes Drive, Berwyn, PA 19312, Telephone No. (610) 893-9560.

BUSINESS

TE Connectivity Ltd.

        TE Connectivity is a world leader in connectivity. We design and manufacture products to connect power, data, and signal in a broad array of industries including automotive, energy, industrial, broadband communications, consumer devices, healthcare, and aerospace and defense. We help our customers solve the need for more energy efficiency, always-on communications, and ever-increasing productivity.

        We operate through four reporting segments: Transportation Solutions, Network Solutions, Industrial Solutions, and Consumer Solutions.

        TE Connectivity is a Swiss corporation. Its registered and principal office is located at Rheinstrasse 20, CH-8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 (0)52 633 66 61. Its executive office in the United States is located at 1050 Westlakes Drive, Berwyn, Pennsylvania 19312, and its telephone number at that address is (610) 893-9560.

Tyco Electronics Group S.A.

        TEGSA is a Luxembourg company and a 100%-owned subsidiary of TE Connectivity. TEGSA's registered and principal office is located at 17, Boulevard de la Grande-Duchesse Charlotte, L-1331 Luxembourg, and its telephone number at that address is +352 46 43 40 1. TEGSA is a holding company established to directly and indirectly own all of the operating subsidiaries of TE Connectivity, to issue debt securities and to perform treasury operations for TE Connectivity. Otherwise, it conducts no independent business.

RISK FACTORS

        Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under "Part I, Item 1A—Risk Factors" in TE Connectivity's Annual Report on Form 10-K for the fiscal year ended September 27, 2013, which is incorporated by reference in this prospectus, and under similar headings in TE Connectivity's subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled "Where You Can Find More Information" in this prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this prospectus and the documents incorporated in this prospectus that are based on our management's beliefs and assumptions and on information available to our management at the time such statements were made. Forward-looking statements include, among others, information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," and "should" or the negative of these terms or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

        The risk factors discussed under "Item 1A. Risk Factors" in TE Connectivity's Annual Report on Form 10-K for the fiscal year ended September 27, 2013, and under similar headings in TE Connectivity's subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, plus (a) fixed charges, and (b) amortization of capitalized interest, less capitalized interest. Fixed charges consist of (a) interest expensed and capitalized, (b) amortized premiums, discounts, and capitalized expenses related to indebtedness, and (c) a portion of rent expense, which represents an appropriate interest factor.

Fiscal
2013	2012	2011	2010	2009
8.56	7.77	9.12	9.08	—	(1)

(1)
In fiscal 2009, fixed charges exceeded earnings by $3,716 million.

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any registered shares, warrants, debt securities, or units that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, financing possible acquisitions, and redeeming outstanding securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF SECURITIES

        We will set forth in the applicable prospectus supplement a description of the registered shares, warrants, debt securities, guarantees, or units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

        TE Connectivity and TEGSA may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. TE Connectivity and TEGSA will provide a specific plan of distribution for any securities to be offered in a supplement to this prospectus.

 ENFORCEMENT OF CIVIL LIABILITIES

        TE Connectivity is a Swiss company and TEGSA is a Luxembourg company. TE Connectivity and TEGSA have consented in the indenture to be used in connection with the issuance of debt securities to jurisdiction in the U.S. federal and state courts in The City of New York and to service of process in The City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to such indenture and any debt securities or guarantees issued under it. A substantial majority of TE Connectivity's directly held assets consists of shares in TEGSA. Accordingly, any judgment against TEGSA or TE Connectivity in respect of the indenture, the notes or the guarantee, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Luxembourg or Switzerland. Investors should not assume that the courts of Luxembourg or Switzerland would enforce judgments of U.S. courts obtained against TEGSA or TE Connectivity predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against TEGSA or TE Connectivity predicated solely upon such laws.

Luxembourg

        TEGSA is incorporated under the laws of Luxembourg. Certain members of the board of directors are non-residents of the United States and a substantial portion of TEGSA's assets and those of such directors are located outside the United States. As a result, you may not be able to effect a service of process within the United States on TEGSA or on such persons or to enforce in Luxembourg courts judgments obtained against TEGSA or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws or other laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against TEGSA or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. securities laws.

        TEGSA has been advised by Allen & Overy, société en commandite simple, its Luxembourg counsel, that the United States and the Grand-Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment to the president of the District Court (Tribunal d'Arrondissement) of Luxembourg pursuant to Section 678 of the New Luxembourg Code of Civil Procedure. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

  •
  the U.S. judgment is enforceable (exécutoire) in the United States;

  •
  the jurisdictional ground of the U.S. court is founded according to Luxembourg private international law rules and to the applicable domestic U.S. federal or state jurisdiction rules;

  •
  the U.S. court has applied to the dispute the substantive law which would have been applied by Luxembourg courts or, at least, the judgment must not contravene the principles underlying these rules;

  •
  the U.S. judgment must not have violated the right of the defendant to present a defense;

  •
  the principles of natural justice have been complied with;

  •
  the considerations of the U.S. judgment as well as the U.S. judgment as such do not contravene Luxembourg international public policy;

  •
  the U.S. court has acted in accordance with its own procedural laws; and

  •
  the U.S. judgment was not rendered as a result of or in connection with an evasion of Luxembourg law ("fraude à la loi").

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Weil, Gotshal & Manges LLP, New York, New York will pass upon the validity of the debt securities, guarantees, warrants and units offered by TE Connectivity or TEGSA. The validity of the registered shares offered by TE Connectivity will be passed upon by Bär & Karrer, Zurich, Switzerland, unless otherwise indicated in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the TE Connectivity Ltd. and its subsidiaries' Annual Report on Form 10-K for the fiscal year ended September 27, 2013, and the effectiveness of TE Connectivity Ltd. and its subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following statement sets forth the expenses of TE Connectivity Ltd. ("TE Connectivity") and Tyco Electronics Group S.A. ("TEGSA" and together with TE Connectivity, the "Registrants") in connection with the offering described in this Registration Statement (all of which will be borne by the Registrants). All amounts shown are estimated.

SEC registration fee	$	*
Printing expenses		+
Legal fees and expenses		+
Audit fees and expenses		+
Miscellaneous expenses		+
Trustee fees and expenses		+
Total	$

*
In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of the registration fee for the securities offered by this prospectus.

+
Estimated expenses are not presently known.

        The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Registrants anticipate they will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.    Indemnification of Directors and Officers

TE Connectivity Ltd.

        The articles of association and organizational regulations of TE Connectivity provide as follows:

  •
  TE Connectivity shall indemnify and hold harmless, to the fullest extent permitted by law, the existing and former directors and officers of TE Connectivity, and their heirs, executors and administrators out of the assets of TE Connectivity from and against all damages, losses, liabilities and expenses in connection with threatened, pending or completed actions, proceedings or investigations, whether civil, criminal, administrative or other (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of (i) any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or (ii) serving as director or officer of TE Connectivity, or (iii) serving at the request of TE Connectivity as director, officer, or employee or agent of another corporation, partnership, trust or other enterprise. This indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court, arbitral tribunal or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of said person's duties as director or officer.

  •
  TE Connectivity shall advance to existing and former directors and officers court costs and attorney fees in connection with civil, criminal, administrative or investigative proceedings as described in the preceding paragraph. TE Connectivity may reject and/or recover such advanced costs if a court or governmental or administrative authority of competent jurisdiction not subject to appeal holds that the director or officer in question has committed an intentional or grossly negligent breach of his statutory duties as a director or officer.

  •
  TE Connectivity may procure insurance on behalf of any person who is or was a director, officer, employee or agent of TE Connectivity, or is or was serving at the request of TE Connectivity as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by TE Connectivity, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not TE Connectivity would have the power to indemnify him against such liability. The insurance premiums shall be charged to and paid by TE Connectivity or its subsidiaries.

Tyco Electronics Group S.A.

        Under the articles of association of TEGSA, TEGSA may indemnify directors or officers against expenses reasonably incurred by a director or officer in connection with any action, suit or proceeding to which the person may be made a party by reason of being or having been a director or officer of TEGSA, except in relation to matters as to which the director or officer is finally adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct. In the event of a settlement, indemnification will be provided only in connection with such matters covered by the settlement as to which TEGSA is advised by counsel that the person to be indemnified did not commit such a breach of duty. Luxembourg law permits TEGSA to maintain insurance to compensate for any civil liability incurred by a director or officer in their official capacity or to indemnify for such loss or liability, and TE Connectivity has policies covering TEGSA's directors and officers.

Item 16.    Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
4.1	Articles of Association of TE Connectivity Ltd. (Incorporated by reference to Exhibit 3.1 to TE Connectivity Ltd.'s Current Report on Form 8-K, filed May 29, 2013).
4.2	Organizational Regulations of TE Connectivity Ltd. (Incorporated by reference to Exhibit 3.2 to TE Connectivity Ltd.'s Current Report on Form 8-K, filed January 11, 2013).
4.3	Form of certificated shares of TE Connectivity Ltd. (Incorporated by reference to Exhibit 4.1 to TE Connectivity Ltd.'s Current Report on Form 8-K, filed March 1, 2013).
4.4
Indenture, dated as of September 25, 2007, among Tyco Electronics Group S.A., as issuer, TE Connectivity Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.1(a) to TE Connectivity Ltd.'s Annual Report on Form 10-K for the fiscal year ended September 28, 2007).
4.5	Form of Note.*
5.1	Opinion of Weil, Gotshal & Manges LLP.+
5.2	Opinion of Bär & Karrer.+
12.1	Statements regarding Computation of Ratios.+
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 filed herewith).

Exhibit Number	Description
23.2	Consent of Bär & Karrer (included in Exhibit 5.2 filed herewith).
23.3	Consent of Deloitte & Touche LLP.+
24.1	Power of Attorney with respect to TE Connectivity Ltd. signatories.+
24.2	Power of Attorney with respect to Tyco Electronics Group S.A. signatories.+
25.1	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas.+

*
To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

+
Filed herewith.

Item 17.    Undertakings

        The undersigned Registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of TE Connectivity's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

          (8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berwyn, Pennsylvania, on this 9th day of December 2013.

TE CONNECTIVITY LTD.
By:	/s/ ROBERT W. HAU
	Name:	Robert W. Hau
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on December 9, 2013 in the capacities indicated below.

Signature	Title

/s/ THOMAS J. LYNCH Thomas J. Lynch	Chief Executive Officer and Director (Principal Executive Officer)
/s/ ROBERT W. HAU Robert W. Hau	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ ROBERT J. OTT Robert J. Ott	Senior Vice President and Corporate Controller (Principal Accounting Officer)
* Pierre R. Brondeau	Director
* Juergen W. Gromer	Director
* William A. Jeffrey	Director
* Yong Nam	Director

Signature	Title

* Daniel J. Phelan	Director
* Frederic M. Poses	Director
* Lawrence S. Smith	Director
* Paula A. Sneed	Director
* David P. Steiner	Director
* John C. Van Scoter	Director

*
The undersigned does hereby sign this Registration Statement on behalf of the above-indicated director of TE Connectivity Ltd. pursuant to a power of attorney executed by such director.

By:	/s/ JOHN S. JENKINS, JR.
	Name:	John S. Jenkins, Jr.
	Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of TE Connectivity Ltd. in the United States, on this 9th day of December 2013.

By:	/s/ JOHN S. JENKINS, JR. John S. Jenkins, Jr. TE Connectivity Ltd. Executive Vice President and General Counsel

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berwyn, Pennsylvania, on this 9th day of December 2013.

TYCO ELECTRONICS GROUP S.A.
By:	/s/ MARIO CALASTRI
	Name:	Mario Calastri
	Title:	Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on December 9, 2013 in the capacities indicated below.

Signature	Title

/s/ MARIO CALASTRI Mario Calastri	Director (Principal Executive Officer)
/s/ FABIENNE ROGER-ECK Fabienne Roger-Eck	Controller (Principal Financial and Accounting Officer)
/s/ HAROLD G. BARKSDALE Harold G. Barksdale	Director and Authorized Representative in the United States
* Thomas Ernst	Director
* Jürg Frischknecht	Director
* Jürg Giraudi	Director
* Michael Soland	Director

Signature	Title

* Bryan Tidd	Director
* Christoph Zeyen	Director

*
The undersigned does hereby sign this registration statement on behalf of the above-indicated director of Tyco Electronics Group S.A. pursuant to a power of attorney executed by such director.

By:	/s/ MARIO CALASTRI Mario Calastri Attorney-in-Fact